                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                KFORCE.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

KFORCE.COM, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 18, 2001
--------------------------------------------------------------------------------

Dear Shareholder:

On Monday, June 18, 2001, kforce.com, Inc. will hold its 2001 Annual Meeting of Shareholders at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602. The Board of Directors cordially invite all shareholders to attend the meeting which will begin at 9:00 a.m., eastern time.

We are holding this meeting to:

     1. Elect three Class I directors to hold office for a three year term expiring in 2004;

     2. Approve an amendment to kforce's Articles of Incorporation to change the name of the company from kforce.com, Inc. to Kforce Inc.; and

     3.  Attend to other business properly presented at the meeting.

Your Board of Directors has selected April 11, 2001, as the record date for determining shareholders entitled to vote at the meeting.

This proxy statement, proxy card and kforce's 2000 Annual Report to Shareholders are being mailed on or about May 1, 2001. EACH SHAREHOLDER, EVEN THOUGH HE MAY NOT PLAN TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU NEED FURTHER ASSISTANCE, PLEASE CONTACT KFORCE INVESTOR RELATIONS AT (813) 251-1700.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       William L. Sanders

                                       Secretary

Tampa, Florida
May 1, 2001

                               TABLE OF CONTENTS

                                                              Page
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    3
       Proposal 1. Election of Directors....................    3
       Proposal 2. Approval of an Amendment to the kforce
                   Articles of Incorporation to change our
                   name from kforce.com, Inc. to Kforce
                   Inc. ....................................    5
STOCK OWNERSHIP.............................................    6
       Directors and Other Named Executive Officers.........    6
       Shareholders.........................................    6
       Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................    7
       Independent Auditors.................................    7
AUDIT COMMITTEE REPORT......................................    8
DIRECTORS AND EXECUTIVE OFFICERS............................   10
EXECUTIVE COMPENSATION......................................   13
       Summary Compensation Table...........................   13
       Option Grants During Fiscal Year 2000................   14
       Option Exercises During Fiscal Year 2000 and Fiscal
        Year End Option Values..............................   15
       Employment and Severance Contracts...................   15
       Compensation Committee Interlocks and Insider
        Participation.......................................   16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   16
       Compensation Policy..................................   16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   18
KFORCE STOCK PRICE PERFORMANCE GRAPH........................   20
SHAREHOLDER PROPOSALS.......................................   21
OTHER MATTERS...............................................   21
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because the
   Board of Directors (the "Board") is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.
--------------------------------------------------------------------------------

Q: WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Monday, June 18, 2001, at 9:00 a.m. at The
   Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602.
--------------------------------------------------------------------------------

Q: WHAT MAY I VOTE ON?

A: (1) The election of three Class I directors to hold office for a three-year term expiring in 2004; and
   (2) Approval of an amendment to kforce's Articles of Incorporation to change our name to Kforce Inc.
--------------------------------------------------------------------------------

Q: HOW DOES KFORCE'S BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each of the proposals.
--------------------------------------------------------------------------------

Q: WHO IS ENTITLED TO VOTE?

A: Only those who owned kforce common stock at the close of business on April
   11, 2001 (the "Record Date"), are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------

Q: HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:
   (1) notifying kforce's Corporate Secretary;
   (2) voting in person; or
   (3) returning a later-dated proxy card.
--------------------------------------------------------------------------------

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 35,318,652 shares of kforce common stock were issued and outstanding. Every holder of kforce common stock is entitled to one vote for each share held.

--------------------------------------------------------------------------------

Q: WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. If a broker, bank, custodian, nominee or other record holder of kforce common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.
    ----------------------------------------------------------------------------

Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to David L. Dunkel, kforce's Chief Executive Officer and William L. Sanders, kforce's Senior Vice President, Secretary and Chief Financial Officer, or either of them, to vote on such matters at their discretion.
--------------------------------------------------------------------------------

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF
   SHAREHOLDERS DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William L. Sanders, Corporate Secretary, kforce.com, Inc., 120 West Hyde Park Place, Suite 150, Tampa, Florida 33606, by December 31, 2001.
    ----------------------------------------------------------------------------

Q: WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: We will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL 1.   ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board has nine directors who are divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 2001 (Class I directors), 2002 (Class II directors) and 2003 (Class III directors). At the Annual Meeting, you and the other shareholders will elect three individuals to serve as directors until the 2004 Annual Meeting. The Board has nominated Richard M. Cocchiaro, Ralph E. Struzziero and Howard W. Sutter to stand for election at the Annual Meeting for Class I director seats. Detailed information on each nominee is provided on pages 10-12. Each of the nominees for director is a current member of the Board. Mr. Struzziero was appointed to the Board in October 2000 to fill a vacancy created by the resignation of Wayne D. Emigh from the Board in July 2000. Mr. Emigh's resignation from the Board was not the result of any disagreement on any matter relating to our operations, policies or practices.

     The individuals named as proxies will vote the enclosed proxy for the election of Messrs. Cocchiaro, Struzziero and Sutter unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
--------------------------------------------------------------------------------

     The full Board considers all major decisions. However, the Board has established the following four standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

- COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation plans covering executive officers and other key management employees; reviews the competitiveness of our total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all executive officers and certain other key management employees; and reviews and approves hiring and severance arrangements with executive officers. The members are W. R. Carey, Jr., Todd W. Mansfield and Gordon Tunstall. The Compensation Committee held two meetings in 2000.

- AUDIT COMMITTEE. The Audit Committee assists the Board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of our accounting and reporting practices and such other duties as directed by the Board. The Audit Committee recommends to the Board the selection and retention of the independent accountants who audit our financial statements; reviews our financial statements with management and the independent auditor; periodically discusses with management and the auditors the quality and adequacy of our internal controls; discusses with the independent auditors their independence from management and kforce, including the matters in the written disclosures required by the Independence Standards Board; considers the compatibility of non-audit services with the auditor's independence; periodically discusses with management and our legal counsel the status of pending litigation; and periodically reports on the Audit Committee's activities to our full Board and issues a summary report. The members are John N. Allred, W. R. Carey, Jr., Gordon Tunstall and Karl Vogeler. The Audit Committee held five meetings in 2000. Each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee's responsibilities are more fully set forth in a written charter, a copy of which is attached as Appendix A to this proxy statement.

- NOMINATION COMMITTEE. The Nomination Committee makes recommendations to the Board regarding the size and composition of the Board. The Nomination Committee establishes procedures for the nomination process, recommends candidates for election to our Board and nominates officers for election by the Board. The members are W.R. Carey, Jr., David L. Dunkel and Karl Vogeler. The Nomination Committee held no meetings in 2000. The Nomination Committee will consider nominees for the Board that are proposed by the shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board for the Nomination Committee's consideration may do so by giving the candidate's name and qualifications in writing to William L. Sanders, Corporate Secretary, 120 West Hyde Park Place, Suite 150, Tampa, Florida 33606.

- EXECUTIVE COMMITTEE. The Executive Committee has the authority to act in place of the Board on all matters which would otherwise come before the Board, except for such matters which are required by law or by our Articles of Incorporation or Bylaws to be acted upon exclusively by the Board. The members are David L. Dunkel, Todd W. Mansfield and Gordon Tunstall. The Executive Committee held one meeting in 2000.

     The Board met seven times during 2000. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

     Directors who are not employees receive an annual retainer of $15,000 plus $1,000 for each Board meeting attended with a duration of 30 minutes or longer, and $1,000 for each committee meeting attended. All committee chairmen receive an additional $5,000 per year. Directors are given the choice of receiving stock options in lieu of cash for their annual retainer. All non-employee directors also receive a yearly grant of options to purchase 5,000 shares of our common stock and receive reimbursement of out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an employee receives separate compensation for services rendered as a director. During 2000, non-employee directors received options to purchase shares of kforce common stock as set forth in the table below.

                                      2000 STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS
                                  ----------------------------------------------------------
                                     NUMBER OF SECURITIES      EXERCISE OR
              NAME                UNDERLYING OPTIONS GRANTED   BASE PRICE    EXPIRATION DATE
              ----                --------------------------   -----------   ---------------
John N. Allred..................            7,623                $11.438        5/05/2010
W.R. Carey, Jr..................            8,497                 11.438        5/05/2010
Wayne D. Emigh(1)...............            5,000                 11.438        5/05/2010
Todd W. Mansfield...............            5,000                 11.438        5/05/2010
Ralph Struzziero................            5,000                  2.407       10/20/2010
Gordon Tunstall.................            5,000                 11.438        5/05/2010
Karl Vogeler....................            5,000                 11.438        5/05/2010

------------------------------

(1) Mr. Emigh's options were cancelled in July 2000 in connection with his resignation from the Board.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The three nominees for election as Class I directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the three nominees for Class I director who receive the most votes will be elected. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

PROPOSAL 2.   APPROVAL OF AN AMENDMENT TO THE KFORCE ARTICLES OF INCORPORATION
              TO CHANGE OUR NAME FROM KFORCE.COM, INC. TO KFORCE INC.
--------------------------------------------------------------------------------

     The Board has adopted, subject to shareholder approval, an amendment to the kforce Articles of Incorporation (the "Amendment") to change our name from kforce.com, Inc. to Kforce Inc. The proposed form of Amendment is attached to this proxy statement as Appendix B. Please review Appendix B carefully in conjunction with this proxy statement. We believe our new name more accurately reflects our mix of services.

VOTE REQUIRED; RECOMMENDATION
--------------------------------------------------------------------------------

     The affirmative vote of the holders of a majority of our shares present and entitled to vote at the Annual Meeting is required for approval of the Amendment. Neither abstentions nor broker non-votes are counted in determining whether this proposal has been approved. The Board believes that changing our name from kforce.com, Inc. to Kforce Inc. is in our best interest. THEREFORE, THE BOARD HAS UNANIMOUSLY APPROVED, AND RECOMMENDS TO YOU, THE APPROVAL OF THE AMENDMENT.

                                STOCK OWNERSHIP

     The following table shows the amount of kforce common stock beneficially owned (unless otherwise indicated) as of April 11, 2001 by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers named in the Summary Compensation Table below, and (4) all of our directors and executive officers as a group.

                                                               Shares of kforce
                                                                 Common Stock
                                                              Beneficially Owned
                                                          ---------------------------
                                                          Number(1)(2)        Percent
                                                          ------------        -------
DIRECTORS AND OTHER NAMED EXECUTIVE OFFICERS
David L. Dunkel...................................         3,396,069            9.40%
John N. Allred....................................            76,858               *
W.R. Carey, Jr....................................            98,497               *
Richard M. Cocchiaro..............................         1,778,380            4.92%
Kenneth R. Graham.................................                 0               *
Joseph J. Liberatore..............................           124,306               *
Todd W. Mansfield.................................            31,000               *
Ken W. Pierce.....................................             5,156               *
William L. Sanders................................           155,338               *
Lawrence J. Stanczak..............................           114,419               *
Ralph E. Struzziero...............................           133,165               *
Howard W. Sutter..................................         1,671,069            4.62%
A. Gordon Tunstall................................            71,000               *
Karl A. Vogeler...................................            41,201               *
All directors and executive officers as a group
  (14 persons)....................................         7,689,228           21.28%

SHAREHOLDERS
Berger Small Cap Value Fund.......................         3,637,010           10.06%
  210 University Boulevard, Suite 900
  Denver, Colorado 80206

------------------------------

  * Less than 1% of the outstanding common stock
(1) Includes the number of shares subject to purchase pursuant to currently exercisable options or options exercisable within 60 days of April 11, 2001 as follows: Mr. Dunkel, 258,400; Mr. Allred, 45,718; Mr. Carey, 98,497; Mr. Cocchiaro, 6,967; Mr. Liberatore, 69,973; Mr. Mansfield, 31,000; Mr. Pierce, 4,000; Mr. Sanders, 129,600; Mr. Stanczak, 61,318; Mr. Sutter, 24,753; Mr.
    Tunstall, 71,000; Mr. Vogeler, 20,000.
(2) Includes 50,712 shares as to which beneficial ownership is disclaimed as follows: Mr. Dunkel, 31,712 (shares held by current spouse); and Mr. Cocchiaro, 19,000 (shares held by spouse). Also includes 1,315,618 shares as to which voting and/or investment power is shared or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Dunkel, 1,269,231 (shares held by former spouse); Mr. Cocchiaro, 39,400 (shares held by mother); Mr. Struzziero, 1,987 (shares held by spouse); and Mr. Sutter, 5,000 (shares held by spouse).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires kforce directors, executive officers and persons holding more than ten percent of our common stock to file reports of ownership and changes in ownership of the common stock with the SEC. The directors, officers and ten percent shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on our review of copies of the reports received by us and written representations from certain reporting persons, we believe that only Mr. Cocchiaro failed to timely file a Form 4 during fiscal 2000. All other directors, executive officers and persons holding more than 10% of our common stock were in compliance with their filing requirements.

INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Our consolidated financial statements for the year ended December 31, 2000 have been audited by Deloitte & Touche, LLP, independent auditors. The Board has selected Deloitte & Touche, LLP as the independent auditor to perform our audit for the current year ending December 31, 2001. A representative of Deloitte & Touche, LLP will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

     AUDIT FEES

     The aggregate fees billed by Deloitte & Touche, LLP for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K for fiscal year 2000, as well as for the review of our financial statements included in our Quarterly Reports on Form 10-Q during fiscal year 2000 totaled $152,275.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by Deloitte & Touche, LLP for information technology services during fiscal year 2000 totaled $240,323.

     ALL OTHER FEES

     No other fees were billed by Deloitte & Touche, LLP for professional services rendered during fiscal year 2000 other than fees for the services referenced in the above captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

     The Audit Committee considered whether Deloitte & Touche, LLP's provision of the above non-audit services is compatible with maintaining such firm's independence.

     PREVIOUS INDEPENDENT ACCOUNTANTS

     On August 3, 2000, we dismissed PricewaterhouseCoopers LLP, which had previously served as our independent accountants for the audits of our financial statements at December 31, 1999, and for each of the two years then ended. The reports of PricewaterhouseCoopers LLP on our financial statements for the fiscal years ended December 31, 1999, and December 31, 1998, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Our Audit Committee and Board participated in and approved the decision to change independent accountants on July 21, 2000. In connection with its audit for the fiscal years ended December 31, 1999, and December 31, 1998, and the period from January 1, 2000, through August 9, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to such disagreements in their report on the financial statements for such periods. During the fiscal years ended December 31, 1999, and December 31, 1998, and the period from January 1, 2000, through August 9, 2000, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     We requested that PricewaterhouseCoopers LLP provide us with a letter addressed to the SEC stating whether or not it agreed with the above statements. PricewaterhouseCoopers LLP furnished us with such a letter, dated August 8, 2000, a copy of which was filed by us as Exhibit 16.1 to a Current Report on Form 8-K filed on August 9, 2000 with the SEC.

     NEW INDEPENDENT ACCOUNTANTS

     On August 3, 2000, we engaged Deloitte & Touche, LLP as our new independent accountants. Deloitte & Touche LLP's engagement was approved by our Audit Committee and Board on July 21, 2000.

                             AUDIT COMMITTEE REPORT

     kforce's Audit Committee serves as the representative of the Board for general oversight of kforce's financial accounting and reporting process, system of internal control and audit process. kforce's management has primary responsibility for preparing kforce's financial statements and its financial reporting process. kforce's independent accountants, Deloitte & Touche, LLP, are responsible for expressing an opinion on the conformity of kforce's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with kforce's management.

          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to kforce's Board, and the Board has approved, that the audited financial statements be included in kforce's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

     Karl Vogeler (Chairman)
     John N. Allred
     W. R. Carey, Jr.
     Gordon Tunstall

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of April 11, 2001, concerning our executive officers, continuing directors, and nominees for re-election as directors.

                                                                             Year First
                                                                              Became a
               Name                            Position(s)              Age   Director
               ----                 ----------------------------------  ---  ----------
David L. Dunkel...................  Chairman, Chief Executive Officer,   47       1994
                                    and Director
John N. Allred....................  Director                             54       1998
W.R. Carey, Jr. ..................  Director                             53       1995
Richard M. Cocchiaro*.............  Director (nominee for a term         46       1994
                                    expiring in 2004)
Joseph J. Liberatore..............  Senior Vice President and Chief      38         --
                                    Sales Officer
Todd W. Mansfield.................  Director                             43       1997
Ken W. Pierce.....................  Chief Marketing Officer              43         --
William L. Sanders................  Senior Vice President, Secretary     54         --
                                    and Chief Financial Officer
Lawrence J. Stanczak..............  Senior Vice President and Chief      52         --
                                    Operations Officer
Ralph E. Struzziero*..............  Director (nominee for a term         56       2000
                                    expiring in 2004)
Howard W. Sutter*.................  Vice President and Director          52       1994
                                    (nominee for a term expiring in
                                    2004)
Gordon Tunstall...................  Director                             57       1995
Karl Vogeler......................  Director                             58       1998
Fred T. Williams..................  Chief Information Officer            48         --

------------------------------

* Standing for election.

     DAVID L. DUNKEL has served as kforce's Chairman, Chief Executive Officer and a director since its formation in 1994, and also served as kforce's President from August 1994 until January 1998. Prior to August 1994, he served as President and Chief Executive Officer of Romac-FMA, one of kforce's predecessors, for 14 years. Mr. Dunkel's prior experience includes three years service as an accountant with Coopers & Lybrand in Boston, Massachusetts.

     JOHN N. ALLRED has served as a director of kforce since April 1998. Mr. Allred has served as President of A.R.G., Inc., a provider of temporary and permanent physicians located in the Kansas City area since January 1994. Prior to that time, Mr. Allred served in various capacities with Source Services Corporation ("Source") prior to its merger with kforce in 1998, including Branch Manager of the Kansas City branch (1976-1983), Regional Vice President (1983-1987) and Vice President (1987-1994). Mr. Allred served as a director of Source from August 1992 until November 1993 and was again elected as a director in September 1994. Prior to joining Source, Mr. Allred held various positions, including Manager of Data Processing Services and Systems Analyst with Systec Data Management.

     W. R. CAREY, JR. has served as a director of kforce since October 1995. He is currently the Chairman and Chief Executive Officer of Corporate Resource Development, Inc., an Atlanta, Georgia based sales and marketing consulting and training firm which began in 1981 and assists some of America's largest firms in design, development, and implementation of strategic and tactical product marketing. Mr. Carey serves on the Board of Directors of both Outback Steakhouse, Inc. and Crosswalk.com, Inc. and is also the National Chairman of the Council of Growing Companies.

     RICHARD M. COCCHIARO has served as a director of kforce since its formation in August 1994. He currently serves as a Vice President of National Accounts (since 2000) and served as the Vice President of Strategic Alliances for kforce.com Interactive (1999) and National Director of Strategic Solutions within kforce's Emerging Technologies group (1994-1999). Prior to August 1994, he was a Vice President with Romac-FMA and Division President of Romac-FMA's Chicago Search Division (1985-1994) and Romac-FMA's Tampa Search Division (1981-1985). Mr. Cocchiaro's prior experience includes service as an accountant with Coopers & Lybrand in Boston.

     JOSEPH J. LIBERATORE has served as kforce's Senior Vice President since June 2000 and Chief Sales Officer since September 2000. Prior to this, he served as President of kforce.com Interactive (1999-2000), as Regional Vice President for kforce's Southeast and Mid-Atlantic region (1996-1999), and Vice President of kforce's Tampa IT Search (1994-1996).

     TODD W. MANSFIELD has served as a director of kforce since April 1997. Since July 1999, Mr. Mansfield has been Chief Executive Officer of The Crosland Group, Inc., a diversified regional investment and development company headquartered in Charlotte, North Carolina. Previously, Mr. Mansfield was Managing Director of Security Capital Group Incorporated and responsible for operating oversight of the company's private equity investments in Europe (1997-1999). Prior to this, Mr. Mansfield was with The Walt Disney Company, where he was Executive Vice President of the Disney Development Company and the President of The Celebration Company (1986-1997).

     KEN W. PIERCE has served as kforce's Chief Marketing Officer responsible for the development and implementation of an integrated strategic marketing and communications plan since December 1999. Prior to joining kforce, he was Senior Vice President of Marketing for Homestead Village, Inc., a $1.2 billion extended stay lodging company (1997-1999) and held the positions of Senior Financial Analyst and Vice President of Relationship Marketing for Bass Hotels and Resorts (1982-1997).

     WILLIAM L. SANDERS has served as kforce's Chief Financial Officer responsible for the finance, accounting, treasury, legal, tax, investor relations, facilities and human resource functions as well as kforce's Senior Vice President and Secretary since April 1999. Prior to joining kforce, he was Chief Financial Officer and Treasurer of Old Kent Financial Corporation, a regional commercial bank (1997-1998), and the Chief Financial Officer and Treasurer of Bank Plus Corporation, a savings bank (1995-1997). Mr. Sanders' prior experience also includes serving as a partner with Deloitte & Touche. Mr. Sanders holds Bachelor and Master degrees from Southern Illinois University.

     LAWRENCE J. STANCZAK has served as kforce's Senior Vice President since June 2000 and Chief Operations Officer since September 2000. Prior to September 2000, he served as kforce's Senior Vice President, Operations (2000), as Vice President, Operations (1999-2000), and as kforce's Vice President, Business Development (1998-1999). Mr. Stanczak also served as Vice President, Operations (1995-1998) and Managing Director (1994-1995) with Source.

     RALPH E. STRUZZIERO has served as a director of kforce since October 2000. Since 1995, Mr. Struzziero has operated an independent business consulting practice and since 1997 has served as an adjunct professor at the University of Southern Maine. Mr. Struzziero previously served as Chairman (1990-1994) and President (1980-1994) of Romac & Associates, Inc., one of kforce's predecessors.

     HOWARD W. SUTTER has served as kforce's Vice President and a director since its formation in August 1994. Prior to August 1994, Mr. Sutter served as Vice President of Romac-FMA (1984-1994), and Division President of Romac-FMA's South Florida location (1982-1994). Mr. Sutter's prior experience includes three years as Vice President and Controller of a regional airline and six years as an accountant with Coopers & Lybrand in Philadelphia.

     GORDON TUNSTALL has served as a director of kforce since October 1995. He is the founder of, and for more than 18 years has served as President of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Orthodontic Centers of America, Inc., a manager of orthodontic practices; Advanced Lighting Technologies, a specialty lighting manufacturer; and Horizon Medical Products, a medical device manufacturing and distribution company.

     KARL VOGELER has served as a director of kforce since April 1998. Mr. Vogeler also served as a Director of Source (1994-1998). Prior to his retirement, Mr. Vogeler was a litigation partner with the law firm of Thompson, Coe, Cousins & Irons in Dallas, Texas (1989-1998). Mr. Vogeler's previous business experience includes serving as Branch Manager of the Dallas, Texas office of Source Edp, as Project Manager and Senior Systems Analyst of Republic National Bank of Dallas, N.A., and Systems Engineer for Electronic Data Systems, Inc.

     FRED T. WILLIAMS has served as kforce's Chief Information Officer responsible for refining, optimizing and executing its technology strategy since June 2000. Prior to this, Mr. Williams served as kforce's Vice President of Application Services (1999-2000). Prior to joining kforce, Mr. Williams was Director of Internet Services for AEGON Special Markets Group, Inc., an insurance company (1999) and Director of Electronic Commerce at Tech Data Corporation, a technology company (1994-1999).

                             EXECUTIVE COMPENSATION

     Presented below is certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer; (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2000; and (3) one additional officer whose annual salary and bonus exceeded $100,000 during 2000 but who was not an executive officer at the end of fiscal year 2000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

     The following table sets forth certain compensation information for the Named Executive Officers.

                                                ANNUAL          LONG-TERM COMPENSATION
                                           COMPENSATION(1)      ----------------------
                                FISCAL   --------------------         SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY(2)    BONUS       UNDERLYING OPTIONS     COMPENSATION(3)
---------------------------     ------   ---------   --------   ----------------------   ---------------
David L. Dunkel...............   2000    $500,000    $      0          480,000              $      0
  Chief Executive Officer        1999     350,000           0          392,000               160,107
                                 1998     280,000     280,000          100,000               181,710
Joseph J. Liberatore..........   2000    $310,000    $      0          158,200              $      0
  Senior Vice President and      1999     245,000     131,965           50,000                 5,000
  Chief Sales Officer            1998     125,000     372,352           10,000                 1,900
Ken W. Pierce.................   2000    $210,641    $ 50,000           20,000              $100,000
  Chief Marketing Officer        1999          --          --               --                    --
                                 1998          --          --               --                    --
William L. Sanders............   2000    $350,000    $      0          238,000              $      0
  Senior Vice President,         1999     189,423           0          200,000                     0
  Secretary and                  1998          --          --               --                    --
  Chief Financial Officer
Lawrence J. Stanczak..........   2000    $225,000    $102,562           55,115              $      0
  Senior Vice President and      1999     175,000     200,000           36,000                     0
  Chief Operations Officer       1998     160,000     197,540           15,000                37,472
Kenneth R. Graham(4)..........   2000    $ 84,375    $      0           99,500              $463,722
  Former Chief Information       1999     185,000      30,000           36,000                 1,850
  Officer                        1998     170,000      65,000           16,000                 1,900

------------------------------

(1) The aggregate amount of perquisites and other personal benefits received by the Named Executive Officer in addition to the amounts shown as Salary and Bonus, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the executive pursuant to our deferred compensation plan.
(3) Includes annual premiums paid by us for cross purchase split dollar life insurance policies for Mr. Dunkel. See "Certain Relationships and Related Transactions." Also includes the amount contributed by us to the account of each Named Executive Officer under our deferred compensation plan. With respect to Mr. Graham, $325,000 of the amount shown constitutes severance pay. See "Executive Compensation --

    Employment and Severance Contracts." With respect to Mr. Pierce, the amount shown constitutes relocation costs paid by us.
(4) Mr. Graham was not an employee at the end of fiscal year 2000.

OPTION GRANTS DURING FISCAL YEAR 2000
--------------------------------------------------------------------------------

     The following table sets forth information concerning options granted to the Named Executive Officers during fiscal year 2000:

                                                                                        Potential Realizable Value
                                                                                          At Assumed Annual Rates
                                                                                                    Of
                                                                                         Stock Price Appreciation
                                                                                                    For
                             2000 Stock Option Grants(1)                                      Option Term(2)
-------------------------------------------------------------------------------------   ---------------------------
                                           Percent of 2000
                                 Options   Options Granted   Exercise or   Expiration     Assumed        Assumed
Name                             Granted    to Employees     Base Price       Date        Rate 5%        Rate 10%
----                             -------   ---------------   -----------   ----------   ------------   ------------
David L. Dunkel................  200,000        9.07%          $13.438     1/01/2010     $1,690,217     $4,283,342
                                 200,000        9.07%            15.25     2/03/2010      1,918,129      4,860,915
                                  80,000        3.63%            15.25     3/31/2001         70,827        142,590
Joseph J. Liberatore...........   50,000        2.27%           13.438     1/01/2010        422,554      1,070,836
                                  68,200        3.09%            15.25     2/03/2010        654,082      1,657,572
                                  40,000        1.81%            15.25     3/31/2001         35,413         71,295
Ken W. Pierce..................   20,000        0.91%            15.25     2/04/2010        191,813        486,091
William L. Sanders.............  100,000        4.54%           13.438     1/01/2010        845,109      2,141,671
                                  98,000        4.45%            15.25     2/03/2010        939,883      2,381,848
                                  40,000        1.81%            15.25     3/31/2001         35,413         71,295
Lawrence J. Stanczak...........   30,000        1.36%           13.438     1/01/2010        253,533        642,501
                                  25,115        1.14%            15.25     2/03/2010        240,869        610,409
Kenneth R. Graham(3)...........   25,000        1.13%           13.438     1/01/2010        211,277        535,418
                                  49,500        2.25%            15.25     2/03/2010        474,737      1,203,076
                                  25,000        1.13%            15.25     3/31/2001         22,133         44,559

------------------------------
(1) Each of these options was granted pursuant to the kforce Stock Incentive Plan and is subject to the terms of this plan. As long as the optionee maintains continuous employment with us, (1) all of the options with an expiration date in 2010 vest according to the following schedule: end of year 1-20%; end of year 2-30%; and end of year 3-50%; and (2) all of the options with an expiration date in 2001 were cancelled because stock price performance targets were not achieved.
(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of our future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall stock market conditions and the option holder's continued employment through the vesting period.
(3) All of Mr. Graham's options were cancelled on August 15, 2000, in connection with his separation of employment.

OPTION EXERCISES DURING FISCAL YEAR 2000 AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

     The following table provides information related to options exercised by the Named Executive Officers during fiscal year 2000 and the number and value of options held at year end. There are no outstanding stock appreciation rights.

                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                                                                  Options at              In-The-Money Options at
                                                               December 31, 2000           December 31, 2000(1)
                                Shares                    ---------------------------   ---------------------------
                             Acquired on       Value
           Name              Exercise (#)   Realized(2)   Exercisable   Unexercisable   Exercisable   Unexercisable
           ----              ------------   -----------   -----------   -------------   -----------   -------------
David L. Dunkel                     --        $    --       128,400        763,600         $  --          $  --
Joseph J. Liberatore                --             --        41,333        175,200            --             --
Ken W. Pierce                       --             --             0         20,000            --             --
William L. Sanders                  --             --        60,000        438,000            --             --
Lawrence J. Stanczak                --             --        42,795         91,415            --             --
Kenneth R. Graham               40,000         72,500            --             --            --             --

------------------------------

(1) The closing price for kforce common stock as reported on the Nasdaq National Market on December 31, 2000, was $3.0625. Value of unexercisable and exercisable options is calculated on the basis of the difference between the option exercise price and $3.0625 multiplied by the number of shares of kforce common stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of kforce common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

EMPLOYMENT AND SEVERANCE CONTRACTS
--------------------------------------------------------------------------------

     We are a party to employment agreements with Messrs. Dunkel, Liberatore, Pierce, Sanders, and Stanczak effective March 1, 2000. These agreements are for a period of two years and 364 days for Messrs. Dunkel, Liberatore and Sanders, and two years for Messrs. Pierce and Stanczak, and provide for an annual base salary and certain other benefits. The annual base salaries for fiscal 2001 for Messrs. Dunkel, Liberatore, Pierce, Sanders, and Stanczak are $500,000, $310,000, $225,000, $350,000 and $300,000, respectively. Each employment agreement provides that the executive is entitled to severance if his employment is terminated by us "without cause" or if the executive resigns for "good reason" (as defined in the employment agreements). In such case, the executive would receive his full compensation from the date of termination for a period of 2 years and 364 days with respect to Mr. Dunkel, two years with respect to Messrs. Sanders and Liberatore and one year with respect to Messrs. Pierce and Stanczak. The employment agreements also provide that upon a change in control of our company, in conjunction with a termination of the executive "without cause" or the executive's resignation for "good reason," each executive would be entitled to receive an immediate lump sum payment equal to 2.99 times the executive's annual salary plus the average of the last three years bonuses with respect to Messrs. Dunkel, Sanders and Liberatore, and two times the executive's annual salary plus the average of the last two years bonuses with respect to Messrs. Pierce and Stanczak, subject to certain limitations. In general, a change in control is defined by the employment agreements to be any replacement of 50% or more of the directors that follows and is directly or indirectly the result of certain extraordinary corporate occurrences, such as a merger or other business combination involving kforce, a tender offer for kforce stock, a solicitation of proxies other than by our management or the Board, or an acquisition by a person or group of 25% or more of kforce stock (excluding certain acquisitions by us, certain of our benefit plans, entities controlled by us and acquisitions by David L. Dunkel or his family members). Each agreement contains a covenant not to compete, which continues for two years following any termination.

     We were also a party to an employment agreement with Mr. Graham effective March 1, 2000. Pursuant to Mr. Graham's employment agreement, upon termination we paid him $325,000, which represents one year of his base salary and average bonus for the past two years. In connection with the employment agreement, Mr. Graham also entered into a noncompetition agreement with us that prohibits him from disclosing certain information and limits his ability to compete with or otherwise interfere with our business for a period of two years following his termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

     During 2000, the Compensation Committee consisted of Messrs. Carey, Mansfield and Tunstall. No member of the Compensation Committee is currently or was formerly an officer or an employee of kforce or its subsidiaries.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by kforce under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent kforce specifically incorporates this Report or the performance graph by reference in such filings.

COMPENSATION POLICY
--------------------------------------------------------------------------------

     The Compensation Committee is composed of three outside directors of the Board who are not employees of kforce. The Compensation Committee met two times during 2000.

     kforce continues to be committed to maximizing shareholder value through superior business growth, financial performance success, and realized shareholder gains. In the measurement of kforce's performance on these criteria, the Compensation Committee's comparison group includes enterprises directly involved with e-commerce, as well as the traditional staffing companies.

     Because kforce intends to be a high performer, both on a comparative and absolute basis, its compensation strategy seeks to provide realized pay levels at the third quartile among its peer comparison group. If performance falls short of kforce's demanding goals for business growth, on various financial measures, and in terms of shareholder realized gains - then so too will the compensation paid to its executive officers. In essence, kforce seeks to provide substantial pay opportunities to be realized if it attains substantial performance success particularly as it relates to stock price gains.

     Much of the Compensation Committee's activities in 2000 were focused upon matters related to the issuance of stock options. Although kforce's stock declined during 2000, as was the case for most transitional staffing companies, the Compensation Committee and kforce still believe that employees who are stock option recipients are more likely to: (1) identify with shareholders interests,
(2) personally commit to a rigorous standard of work and service to our clients and (3) remain in the employ of kforce.

     In 2000, the Compensation Committee approved salary adjustments, bonus and stock option awards for the fiscal year 1999, and the bonus criteria for fiscal 2000. In reviewing the salaries of senior executives, market data provided to kforce by its independent compensation consultant, William M. Mercer, Incorporated, was considered in relation to kforce's adopted compensation strategy, its growth due to the Source acquisition, and the Chief Executive Officer's assessment of the long-term contribution of the individual executive officers other than himself.

     As it pertains to the annual bonuses for the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee based the 2000 bonus amount solely upon the realized gain in kforce's stock price. No bonus was paid to the Chief Executive Officer or Chief Financial Officer as related to 2000 performance results. This treatment was supported by the Chief Executive Officer and Chief Financial Officer in recognition of the fact that kforce's stock price, like that of most of its competitors, suffered a deterioration in value over the year.

     As it pertains to the compensation of the Chief Executive Officer, Mr. Dunkel's compensation results from his participation in the same compensation program as the other executives of kforce. In determining his base salary, annual incentive opportunity, and other longer-term incentive opportunities, the Compensation Committee reviewed the compensation paid to Chief Executive Officers of comparable companies as provided to the Compensation Committee by its independent consultant for compensation matters.

     In making the salary determination for Mr. Dunkel, the Compensation Committee also considered his long-term contribution to kforce and the expansion of his duties and responsibilities as a result of kforce's internal growth and acquisition of Source and the assumption of the additional role as President of kforce in 1999. The Compensation Committee and Mr. Dunkel agreed that enhanced stock based compensation is desired to further link the executive officers to the returns provided to our shareholders. As a consequence, stock options were central to the compensation provided to the Chief Executive Officer and other officers in 2000.

Submitted by the Compensation Committee

     Todd W. Mansfield (Chairman)
     W. R. Carey, Jr.
     Gordon Tunstall

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until April 2000, we leased office space from a limited partnership in which Messrs. Dunkel, Sutter and Cocchiaro, our officers and directors, are limited partners. The limited partnership sold the office building in May 2000. Payments under the lease during 2000 while the office building was owned by the limited partnership totaled $121,053. We believe the lease payments are comparable to those that would be made to an unrelated third party.

     In 1993, we entered into a split dollar and cross-purchase split dollar life insurance agreement with Mr. Dunkel and his estate. We entered into similar agreements with Messrs. Sutter and Cocchiaro and their estates in 1995. The purpose of these arrangements was to protect the Company from the possibility of a large block of kforce common stock being offered for sale on the open market to the potential detriment of kforce's stock price in the event of the unexpected death of one of the principles. In consideration of this benefit, kforce paid part of the life insurance policy premiums on behalf of the officers and their estates. In the event of death, the proceeds of the policies would be used to purchase the deceased's stock from their estate, thereby decreasing the likelihood that the estates of such persons would find it necessary to sell large blocks of stock in a short period of time. We have been granted a security interest in the cash value and death benefit of each policy equal to the amount of the cumulative premium payments made by us. These insurance policies were substantially restructured in 1999 such that all related party receivables owed to us and related to these policies can be satisfied by a redemption of the cash value in the policies that will accumulate over a period of time and we will no longer have any interest in the executives' policies upon repayment. The length of time necessary to accumulate sufficient cash values in the policies to satisfy all related party receivables is dependent upon certain market factors, and is currently estimated to take six to seven years. Also, the determination of when and whether to satisfy the related party receivables from policy cash values must be made by the agreement of the policy owner and us. The total premiums paid during 2000 were $62,214.60. However, these premiums were funded from the redemption of cash values from the restructured policies, did not require any payment from us and did not increase any related party receivables. We expect that we will be required to make premium payments in the future.

     During 2000, we and an entity owned by Mr. Dunkel participated in cross lease agreements for the lease of aircraft owned by us on one hand and Mr. Dunkel's entity on the other. We believe that the lease payments it made to and received from Mr. Dunkel's entity were comparable to the lease payments that would be paid to and by an unrelated third party. For aircraft leases during 2000, we paid Mr. Dunkel's entity $124,792 for the lease of its aircraft, and Mr. Dunkel's entity paid us $21,569 for the lease of our aircraft.

     In February 1999 we entered into a consulting agreement with MLDJ, Inc., a company solely owned by Mr. Dunkel's spouse, a former senior executive officer of kforce. This agreement was terminated by us on July 1, 2000. The agreement provided for $30,000 monthly payments by us for sales and marketing related consulting services, which payments were adjusted upwards or downwards based on certain performance criteria set forth in the consulting agreement. Under the terms of the consulting agreement, MLDJ Inc. also provided recruiting services, and was responsible for the recruitment of 30 candidates in 2000 for our Leadership Development Program which is modeled after similar programs at a number of Fortune 500 corporations. During 2000, we paid a total of

$370,980 to MLDJ under the consulting agreement. We believe that the terms of the consulting agreement were no less favorable than we would have been able to obtain from an unrelated third party.

                      KFORCE STOCK PRICE PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for kforce common stock as compared with the cumulative total return for the Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of our peer corporations on a line-of-business basis. The cumulative return was computed by dividing the difference between the price of kforce common stock at the end and the beginning of the measurement period (December 31, 1995 to December 31, 2000) by the price of kforce common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 31, 1995. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of kforce common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                   NASDAQ STOCK
                                                                    MARKET (US         NEW INDUSTRY PEER      OLD INDUSTRY PEER
                                          KFORCE.COM, INC.          COMPANIES)              GROUP(1)             GROUP(1)(2)
                                          ----------------         ------------        -----------------      -----------------
1995                                             100                    100                    100                    100
1996                                           187.2                    123                  128.6                  117.9
1997                                             416                  159.7                  184.8                  164.7
1998                                           378.7                  212.5                  170.1                  155.3
1999                                           228.7                  394.8                  161.9                  137.3
2000                                            52.1                  237.4                  159.2                  154.4

OLD INDUSTRY PEER GROUP                              NEW INDUSTRY PEER GROUP
-----------------------                              -----------------------
kforce.com, Inc.                                     CDI Corporation
Alternative Resources Corporation                    Ciber Inc.
Interim Services, Inc.(3)                            Hall Kinion Corporation
Kelly Services, Inc.                                 Kelly Services, Inc.
Manpower, Inc.                                       Manpower, Inc.
On Assignment, Inc.                                  Metro Information Services, Inc.
Robert Half International, Inc.                      On Assignment, Inc.
                                                     Robert Half International, Inc.
                                                     Spherion Corporation(3)

------------------------------

(1) For comparison purposes, an old industry peer group used in prior years has been included; the new industry peer group includes five members of the old industry peer group as well as four new members. We changed our industry peer group to include more companies with an emphasis in information technology staffing, which is more representative of our competitors.
(2) The figures in the Old Industry Peer Group Index have been restated to exclude Olsten Corporation because it was acquired in March 2000 by a company that is not among our peers.
(3) Interim Services, Inc. changed its name to Spherion Corporation in July
    2000.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our annual meeting of shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion, shareholder proposals must be received by kforce's Corporate Secretary no later than December 30, 2001. The Board will review any proposal from eligible shareholders that it receives by that date and will determine whether any such proposal will be included in our proxy materials for 2002.

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the judgment of the proxy holder.

                                                                      APPENDIX A

                                KFORCE.COM, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                JANUARY 26, 2001

ROLE AND INDEPENDENCE
--------------------------------------------------------------------------------

     The audit committee of the board of directors of kforce.com, Inc. (the "Company") assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the board. Members of the audit committee shall be elected annually by the full board and shall hold office until the earlier of: (1) the election of their respective successors (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death); or (3) their resignation from the committee. The full board shall designate one member as the chairman. The membership of the audit committee shall consist of at least three independent directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment. No person shall be deemed independent if he is an employee of the Company. The audit committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed annually for possible revision.

RESPONSIBILITIES
--------------------------------------------------------------------------------

     The audit committee's primary responsibilities shall be:

- A recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the Company. In so doing, the audit committee will discuss and consider the independent accountant's written affirmation that it is in fact independent, will discuss the nature and rigor of the audit process, will receive and review all reports and will provide to the independent accountants full access to the audit committee (and the board) to report on any and all appropriate matters.

- Provision of guidance and oversight to the internal audit function of the Company (if any) including review of the organization, plans and results of such activity.

- Review of financial statements with management and the independent auditor. It is anticipated that these discussions may include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded) and such other inquiries as may be deemed appropriate by the audit committee.

- Periodic discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

- Periodic discussion with management and legal counsel of the status of pending litigation, taxation matters and disclosures under applicable securities laws or other areas of special concern, as may be deemed appropriate by the committee.

- Periodic reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) that may be suitable for submission to the shareholders.

                                                                      APPENDIX B

                             ARTICLES OF AMENDMENT
                      OF THE ARTICLES OF INCORPORATION OF
                                KFORCE.COM, INC.

     Pursuant to Section 607.1003 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of kforce.com, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

     FIRST:  The name of the Corporation is kforce.com, Inc.

     SECOND: Article I of the Articles of Incorporation shall be amended in its entirety to read as follows:

        "The name of the Corporation shall be Kforce Inc."

     THIRD: The foregoing amendment was unanimously approved by the directors of the Corporation on January 26, 2001, and thereafter, was approved by the vote of a sufficient number of the holders of outstanding shares of stock of the Corporation present and entitled to vote at a duly convened annual meeting of the shareholders called in accordance with Section 607.0701, Florida Statutes on June 18, 2001.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this day of June, 2001.
                                         KFORCE.COM, INC.

                                         By:
                                           -------------------------------------
                                                    William L. Sanders
                                                         Secretary

                                   DETACH HERE

                                KFORCE.COM, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints DAVID L. DUNKEL and WILLIAM L. SANDERS, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of kforce.com, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of kforce.com, Inc., to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602, on June 18, 2001, at 9:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for the meeting and, in their discretion, upon all other matters that may properly come before the meeting.

         The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

THE SHARES OF KFORCE.COM, INC. COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Has your Address changed? If so, please write your new address below.

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

PLEASE MARK

[X]      VOTES AS IN
         THIS EXAMPLE.

               KFORCE.COM, INC.                     1. Election of Directors, Nominees:

Mark box at right if you will attend the        [ ]                                         For All    With-   For All
Annual Meeting.                                         Class I Richard M. Cocchiaro        Nominees   hold    Except
                                                                Ralph E. Struzziero           [ ]       [ ]      [ ]
Mark box at right if an address change has been [ ]             Howard W. Sutter
noted on the reverse side of this card.
                                                    INSTRUCTIONS: To withhold authority to vote for one or more of the nominees listed above, mark the "For All Except" box and strike a line through the
CONTROL NUMBER:                                     name(s) of the nominee(s). Your shares will be voted for the remaining
RECORD DATE SHARES:                                 nominee(s).

Please be sure to sign and date this Proxy.                                                   For    Against    Abstain

                                                    2. Approval of an  amendment to           [ ]       [ ]       [ ]
--------------------------------------------           the Articles of Incorporation of
                                                       kforce.com, Inc. to change the
Date:                                                  company's name to Kforce Inc.
     ---------------------------------------
                                                    Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or
--------------------------------------------        capacity should be stated. If shares are held jointly, each holder should sign.
Shareholder sign here


--------------------------------------------
Co-owner sign here